CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL TO THE REGISTRANT AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS SUCH INFORMATION AS PRIVATE OR CONFIDENTIAL. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY [***].

EXCLUSIVE LICENSE

BETWEEN YELLOWBRICK BIO, LLC AND
REGENTS OF THE UNIVERSITY OF CALIFORNIA FOR
“PHOTOCHROMIC LIGANDS FOR OPTICAL CONTROL OF PROETIN AND CELLULAR FUNCTION”

UC Case No.: BK-2009-005

Table of Contents
Section    Page

1	BACKGROUND 3
2	DEFINITIONS 4
3	GRANT 7
4	SUBLICENSES 8
5	LICENSE ISSUE FEE 10
6	ROYALTIES, MAINTENANCE FEES, MINIMUM ANNUAL ROYALTIES 11
7	DUE DILIGENCE 14
8	PROGRESS AND ROYALTY REPORTS 15
9	BOOKS AND RECORDS 16
10	LIFE OF THE AGREEMENT 17
11	TERMINATION BY REGENTS 18
12	TERMINATION BY LICENSEE 18
13	DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION 19
14	PATENT PROSECUTION AND MAINTENANCE 19
15	MARKING 20
16	USE OF NAMES AND TRADEMARKS 20
17	LIMITED WARRANTIES 20
18	PATENT INFRINGEMENT 22
19	INDEMNIFICATION 23
20	COMPLIANCE WITH LAWS 24
21	GOVERNMENT APPROVAL OR REGISTRATION 25
22	ASSIGNMENT 25
23	NOTICES 25
24	LATE PAYMENTS 27
25	WAIVER 27
26	CONFIDENTIALITY 27
27	FORCE MAJEURE 28
28	SEVERABILITY 28
29	APPLICABLE LAW; VENUE; ATTORNEYS’ FEES 29
30	SCOPE OF AGREEMENT 29
31	ELECTRONIC COPY 29
APPENDIX A 31
APPENDIX B 34
APPENDIX C 47
APPENDIX D 49

EXCLUSIVE LICENSE AGREEMENT FOR

“PHOTOCHROMIC LIGANDS FOR OPTICAL CONTROL OF PROETIN AND CELLULAR FUNCTION”

U.C. Case No.: BK-2009-005

This exclusive license agreement (“AGREEMENT”) is effective May 1, 2020 (“Effective Date”), by and between REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94720-1366 ("REGENTS") and Yellowbrick Bio, LLC, a Delaware limited liability company having a principal place of business at 341 N Sierra Ave, Solana Beach CA 92075 ("LICENSEE"). The parties agree as follows:

1.BACKGROUND

1.1REGENTS has an assignment of “Photochromic Ligands for Optical Control of Proetin and Cellular Function” invented by Dirk Trauner, Ehud Isacoff, Richard Kramer, Matthew Banghart, Doris Fortin and Alexandre Mourot all employed by the University of California, Berkeley (the "INVENTION"), as described in REGENTS' Case No. BK-2009-005 and to the patents and patent applications under REGENTS' PATENT RIGHTS as defined below, which are directed to the INVENTION.

1.2REGENTS entered into a license agreement (UC Control No. 2013-04-0104) with Photoswitch Therapeutics, Inc. (formerly Photoswitch Biosciences, Inc.) (“Photoswitch”) effective April 1, 2013, as amended (“Photoswitch License”). The LICENSEE has an agreement with Photoswitch to release certain INVENTIONS, patent applications and patents under the Photoswitch License back to REGENTS.

1.3LICENSEE has provided REGENTS with a commercialization plan for the INVENTION and business strategy in order to evaluate its capabilities as a LICENSEE. A copy of such commercialization plan is attached hereto as APPENDIX B.

1.4The development of the INVENTION was sponsored in part by various grants by
U.S. Government agencies, and as a consequence, REGENTS elected to retain title to the INVENTION subject to the rights of the U.S. Government under 35 U.S.C. 200-212 and implementing regulations, including that REGENTS, in turn, has granted back to the U.S. Government a non-exclusive, non-transferable irrevocable, paid-up license to practice or have practiced the INVENTION for or on behalf of the U.S. Government throughout the world. These U.S. Government grants are National Institutes of Health, Contract No. EYO18241 (Isacoff) and National Science Foundation, Contract No. CHE0724212 (Trauner).

1.5REGENTS and LICENSEE wish to have the INVENTION perfected and marketed as soon as possible so that products resulting therefrom may be available for public use and benefit.

1.6LICENSEE wishes to acquire a license under REGENTS' PATENT RIGHTS for the purpose of undertaking development and to manufacture, use, SELL, offer for SALE and import LICENSED PRODUCTS as defined below.

2.DEFINITIONS

2.1"AFFILIATE" of LICENSEE means any entity that, directly or indirectly, CONTROLS LICENSEE, is CONTROLLED by LICENSEE, or is under common CONTROL with LICENSEE. "CONTROL" means (i) having the actual, present capacity to elect a majority of the directors of such AFFILIATE, (ii) having the power to direct at least [***] percent ([***]%) of the voting rights entitled to elect directors, or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or CONTROL, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.

2.2"HUMANITARIAN PURPOSES" means:
(a)the use of LICENSED PRODUCTS and LICENSED SERVICES for research and development purposes by any nonprofit organization or other third party, anywhere in the world that has the express purpose of developing the LICENSED PRODUCTS or LICENSED SERVICES for use solely for protection from, treatment of, or diagnosis of Neglected Diseases in a Low- or Middle-income country as that term is defined by the World Bank (hereinafter “LMI COUNTRY(IES)”) and,

(b)SALE of LICENSED PRODUCTS and LICENSED SERVICES in LMI
COUNTRIES at or below the cost of manufacture and distribution.

1.1"LICENSED FIELD OF USE" means all diagnostic and therapeutic uses.

1.2"LICENSED METHOD" means, on a country-by-country basis, any process or method the use or practice of which, but for the license pursuant to this AGREEMENT, would infringe, or contribute to or induce the infringement of, any issued or pending claim under REGENTS' PATENT RIGHTS in that country in which the LICENSED METHOD is used or practiced.

1.3"LICENSED PRODUCTS" means, on a country-by-country basis, all kits, compositions of matter, articles of manufacture, materials, and products, the manufacture, use, SALE, offer for SALE, or import of which: a) would require the performance of the LICENSED METHOD; or b) but for the license granted pursuant to this AGREEMENT, would infringe, or contribute to or induce the infringement of, a valid claim of any issued, unexpired patent under REGENTS' PATENT RIGHTS or a claim being prosecuted in a pending patent application under REGENTS’ PATENT RIGHTS in that country. A claim included in REGENTS’ PATENT RIGHTS will be presumed valid if it has issued or has been pending for no more than [***] years from application filing date (without considering any provisional application to be the application for determining the filing date for this Agreement) and is being diligently prosecuted, and will no longer be considered valid if it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken.

1.4“LICENSED SERVICE” means a service provided using LICENSED PRODUCTS or LICENSED METHOD.

1.5"LICENSED TERRITORY" means United States of America, its territories and possessions, and any foreign countries where REGENTS’ PATENT RIGHTS are licensed to LICENSEE under this AGREEMENT at the time.

1.6"NET SALES" means the gross amount received by, and the value of non-cash consideration received by, LICENSEE or a SUBLICENSEE for SALEs of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHODS,
less the sum of the following actual and customary deductions where applicable: [***];

and any other items that reduce gross sales amounts as required by Generally Accepted Accounting Principles in the United States applied on a consistent basis. For purposes of calculating NET SALEs, a SALE to a SUBLICENSEE for end use by the SUBLICENSEE will be treated as a SALE at list price.

1.7"REGENTS' PATENT RIGHTS" means REGENTS' rights in U.S. patents and patent applications listed in APPENDIX A; and continuing applications thereof including divisions, substitutions, extensions and continuation-in-part applications (only to the extent, however, that claims in the continuation-in-part applications are entitled to the priority filing date of the parent patent application), any patents issuing on said application or continuing applications including reissues; and any corresponding foreign patents or applications.

1.8"SALE" means, for LICENSED PRODUCTS and LICENSED SERVICES, the act of selling, leasing or otherwise transferring, providing, or furnishing such product or service, and for LICENSED METHOD the act of performing such method, for any use or for any consideration. Correspondingly, "SELL" means to make or cause to be made a SALE, and "SOLD" means to have made or caused to be made a SALE.

1.9“SUBLICENSE” means any transaction with a third party in which LICENSEE: (a) grants, transfers or agrees not to assert any of the rights licensed to LICENSEE hereunder, or (b) is under an obligation to grant or transfer such rights or to forebear from granting or transferring such rights, including by means of an option.

1.10“SUBLICENSEE” means any third party, including AFFILIATES, granted a SUBLICENSE to all or any portion of REGENTS’ PATENT RIGHTS.

1.11“SUBLICENSE REVENUE” shall mean any payments that LICENSEE receives from a non-AFFILIATE SUBLICENSEE in consideration of the grant of rights under each SUBLICENSE including, without limitation, license fees, milestone payments and license maintenance fees, but excluding the following payments: (a) royalties and other payments on sales of any LICENSED PRODUCTS, LICENSED SERVICES and/or LICENSED METHODS for which REGENTS receives its royalties pursuant to Paragraph 6.1 (including profit-share arrangements), (b) payments made in consideration of the issuance of equity or debt securities of LICENSEE or any of its AFFILIATES at fair market value, (c) payments or reimbursement of patent prosecution, defense, enforcement and maintenance and other related expenses and (d) payments attributable or committed to the research, development or commercialization of any LICENSED PRODUCTS, LICENSED SERVICES and/or LICENSED METHODS. For avoidance of doubt, payments received from AFFILIATE SUBLICENSEES in consideration of the grant of rights under each

SUBLICENSE to such AFFILIATE SUBLICENSEE shall not be considered SUBLICENSEE REVENUE.

3.GRANT

3.1Subject to the limitations set forth in this AGREEMENT, including the license granted to the U.S. Government and the rights reserved in Paragraph 1.4, REGENTS hereby grants and LICENSEE hereby accepts an exclusive license under REGENTS' PATENT RIGHTS to make, have made, use, offer for SALE, import, and SELL LICENSED PRODUCTS and LICENSED SERVICES, and to practice LICENSED METHOD, in the LICENSED FIELD OF USE in the LICENSED TERRITORY(IES).

3.2The licenses under Paragraph 3.1 will be exclusive for a term commencing on the Effective Date and ending on the date of the last-to-expire patent under REGENTS' PATENT RIGHTS.

3.3Nothing in this AGREEMENT will be deemed to limit the right of REGENTS to publish any and all technical data resulting from any research performed by REGENTS relating to the INVENTION, and to make and use the INVENTION, LICENSED PRODUCTS, and LICENSED SERVICES and practice LICENSED
METHOD and associated technology and to allow other educational and non-profit institutions to do so for educational and research purposes only.

3.4REGENTS further reserves the right to license REGENTS’ PATENT RIGHTS to any third parties solely for HUMANITARIAN PURPOSES. Such licenses for HUMANITARIAN PURPOSES shall (i) expressly exclude the right of the third party licensee to export or SELL the LICENSED PRODUCTS from a LMI COUNTRY into a market outside of the LMI COUNTRY where LICENSEE has introduced or will introduce a LICENSED PRODUCT and where REGENTS’ PATENT RIGHTS exist (such markets hereinafter the ''LICENSEE MARKETS") and (ii) require the third party licensee to create and maintain distinctive trade dress and trademarks that clearly distinguish third party LICENSED PRODUCTS and LICENSED SERVICES from LICENSEE'S LICENSED PRODUCTS and LICENSED SERVICES, (iii) require such third party LICENSEE's sale of LICENSED PRODUCTS and LICENSED SERVICES in such LMI COUNTRIES at or below cost. For avoidance of doubt, such third party LICENSEE may be permitted to export LICENSED PRODUCTS from the LMI COUNTRY of origin to other LMI COUNTRIES and all other countries that are mutually agreed to by REGENTS and LICENSEE.

3.5Notwithstanding the foregoing, prior to issuance of any such license to REGENTS’ PATENT RIGHTS to a third party as permitted under this Ageement, REGENTS will notify LICENSEE of its intention to grant such license so that LICENSEE may have the opportunity to fill the anticipated market need itself and/or to engage in discussions for a sublicense with such third party in accordance with the procedures set forth in Paragraph 4.7. In the event any LICENSED PRODUCT SOLD in any LMI COUNTRY by any such third party according to the provisions of Paragraph
3.4 is exported, re-SOLD or otherwise introduced in any LICENSEE MARKETS, LICENSEE will provide REGENTS with written notification thereof, and if such exportation, re-sale or introduction does not cease within ninety (90) days after the date of such notice, then an amount equal to the retail price of LICENSED PRODUCT so exported, re-SOLD or introduced to such LICENSEE Market shall be credited to royalties due to REGENTS hereunder.

1.1LICENSEE will have a continuing responsibility to keep REGENTS informed of the large/small entity status, as defined in 15 U.S.C. 632, of itself and its SUBLICENSEES.

1.2The INVENTION was funded in part by the U.S. Government. In accordance with PL 96-517 as amended by PL 98-620, to the extent required by law or regulation, any products covered by patent applications or patents claiming the INVENTION and SOLD in the United States will be substantially manufactured in the United States.

1.3The rights licensed under this Article 3 may be used by LICENSEE or an Affiliate of LICENSEE, and are sublicensable pursuant to this Article 4.

4.SUBLICENSES

4.1REGENTS also grants to LICENSEE the right to SUBLICENSE to AFFILIATES and third parties the right to make, have made, use, offer for SALE, import, and SELL LICENSED PRODUCTS and LICENSED SERVICES, and to practice LICENSED METHOD, provided that LICENSEE has exclusive rights under this AGREEMENT at the time of sublicensing. Every such SUBLICENSE will include:

(a)a statement setting forth the date upon which LICENSEE's exclusive rights, privileges, and license hereunder will expire;

(b)as applicable, all the rights of, and require the performance of all the obligations due to, REGENTS (and, if applicable, the United States Government) under this AGREEMENT other than those rights and obligations specified in Article 5 (License Issue Fee) and Paragraph 6.5 (minimum annual royalty);

(c)a provision requiring payment of royalties to LICENSEE in an amount sufficient to permit LICENSEE to meet its royalty obligations to REGENTS at the rates and bases set forth in this AGREEMENT;

(d)a prohibition on the grant of further SUBLICENSES without LICENSEE approval; and

(e)the same provision for indemnification of REGENTS as has been provided for in this AGREEMENT.

1.1LICENSEE will pay to REGENTS the following percentages of any cash consideration, and of the cash equivalent of all other consideration, due to LICENSEE for the grant of rights under each SUBLICENSE;

(a)[***] PERCENT ([***]%) of SUBLICENSE REVENUE prior to enrolling the first patient in any Phase I or Phase II (if Phase I is not performed) clinical trial of a LICENSED PRODUCT.

(b)[***] PERCENT ([***]%) of SUBLICENSE REVENUE prior to enrolling the first patient in any Phase III clinical trial of a LICENSED PRODUCT.

(c)[***] PERCENT ([***]%) of SUBLICENSE REVENUE prior to any arms-length First Commerical Sale (“FCS”) of a LICENSED PRODUCT.

1.2LICENSEE will notify REGENTS of each SUBLICENSE granted hereunder and furnish to REGENTS a copy of each such SUBLICENSE AGREEMENT (subject to redaction of confidential information).

1.3For the purposes of this AGREEMENT, the operations of all SUBLICENSEES shall be deemed to be the operations of LICENSEE, for which LICENSEE shall be responsible.

1.4LICENSEE will collect and guarantee payment of all monies and other consideration due REGENTS from SUBLICENSEES, and deliver all reports due REGENTS and received from SUBLICENSEES.

1.5Upon termination of this AGREEMENT for any reason, all SUBLICENSES that are granted by LICENSEE pursuant to this AGREEMENT where the SUBLICENSEE is in compliance with its SUBLICENSE AGREEMENT as of the date of such termination will remain in effect and will be assigned to REGENTS, except that REGENTS will not be bound to perform any duties or obligations set forth in any SUBLICENSEs that extend beyond the duties and obligations of REGENTS set forth in this AGREEMENT.

1.6If REGENTS (to the extent of the actual knowledge of the licensing professional responsible for administration of this case) or a third party discovers and notifies that licensing professional that the INVENTION is useful for an application covered by the LICENSED FIELD OF USE, but for which LICENSED PRODUCTS have not been developed or are not currently under development by LICENSEE, then REGENTS, as represented by the Office of Technology Licensing, shall give written notice to LICENSEE, except for: 1) information that is subject to restrictions of confidentiality with third parties, and 2) information which originates with REGENTS’ personnel who do not assent to its disclosure to LICENSEE.

LICENSEE shall have [***] days to give REGENTS written notice stating whether LICENSEE elects to develop LICENSED PRODUCTS for the application.

If LICENSEE elects to develop and commercialize the proposed LICENSED PRODUCTS for the new application, LICENSEE shall submit progress reports to REGENTS pursuant to Article 8.

If LICENSEE elects not to develop and commercialize the proposed LICENSED PRODUCTS for use in the new application, REGENTS may seek (a) third party(ies) to develop and commercialize the proposed LICENSED PRODUCTS for the new application. If REGENTS is successful in finding a third party, it shall refer such third party to LICENSEE. If the third party requests a SUBLICENSE under this AGREEMENT, then LICENSEE shall report the request to REGENTS within thirty (30) days from the date of such written request. If the request results in a SUBLICENSE, then LICENSEE shall report it to REGENTS pursuant to Paragraph 4.3.

If LICENSEE refuses to grant a SUBLICENSE to the third party, then within
[***] days after such refusal LICENSEE shall submit to REGENTS a report specifying the license terms proposed by the third party and a written justification for LICENSEE's refusal to grant the proposed SUBLICENSE. If REGENTS, at its sole discretion, determines that the terms of the SUBLICENSE proposed by the third party are reasonable under the totality of the circumstances, taking into account LICENSEE’s LICENSED PRODUCTS in development, then REGENTS shall have the right to grant to the third party a license to make, have made, use, SELL, offer for sale and import products for use in the LICENSED FIELD OF USE at substantially the same terms last proposed to LICENSEE by the third party providing royalty rates are at least equal to those paid by LICENSEE; provided, however, prior to REGENTS granting to the third party such license, REGENTS shall notify LICENSEE in writing of its decision to grant such license after which LICENSEE shall have [***] days to itself agree to grant a SUBLICENSE to the applicable third party on such terms.

5.LICENSE ISSUE FEE

5.1LICENSEE will pay to REGENTS a non-creditable, non-refundable license issue fee of [***] US DOLLARS ($[***]) due upon signing of this

AGREEMENT. This fee is non-refundable and not an advance against royalties or other payments due under this AGREEMENT.

6.ROYALTIES, MAINTENANCE FEES, MINIMUM ANNUAL ROYALTIES

6.1LICENSEE will pay to REGENTS earned royalties at the following percents from NET SALES of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHODS;

(a)TWO PERCENT (2%) of NET SALES on the first $250 million of NET SALES;

(b)ONE AND A QUARTER PERCENT (1.25%) of NET SALES between $250 and $500 million of NET SALES; and

(c)ONE HALF OF ONE PERCENT (0.5%) of NET SALES over $500 million of NET SALES;

6.2Royalties will be payable on SALEs covered by both pending patent applications and issued patents included within REGENTS’ PATENT RIGHTS.

6.3Royalties accruing to REGENTS will be paid to REGENTS quarterly within [***] days after the end of each calendar quarter.

6.4LICENSEE will pay to REGENTS an annual license maintenance fee of FIVE THOUSAND U.S. DOLLARS ($5,000.00), initiating on the one (1) year anniversary date of the Effective Date and on each anniversary of the Effective Date thereafter. Notwithstanding the foregoing, the license maintenance fee will not be due and payable on any anniversary of the Effective Date, if on such date the LICENSEE is selling LICENSED PRODUCTS or LICENSED METHODS, and LICENSEE pays an earned royalty to REGENTS.

6.5Beginning in the calendar year after the first occurrence of SALEs, and in each succeeding calendar year thereafter, LICENSEE will pay to REGENTS a minimum annual royalty of [***] US DOLLARS ($[***]) for the life of this AGREEMENT. This minimum annual royalty will be paid to REGENTS by [***] of each year and will be credited against the earned royalty due and owing for the calendar year in which the minimum payment is made.

6.6All payments due REGENTS will be payable in United States dollars. When LICENSED PRODUCTS, LICENSED SERVICES, or LICENSED METHOD are
SOLD for monies other than United States dollars, earned royalties will first be determined in the foreign currency of the country in which the SALE was made and then converted into equivalent United States dollars. The exchange rate will be equal to the average exchange rate, over the applicable reporting period (i.e. calendar quarter), quoted in the Wall Street Journal (or an equivalent resource as agreed by the parties) pursuant to Generally Accepted Accounting Principles in the United States applied on a consistent basis .

1.1Payments due for SALEs occurring in any country outside the United States will not be reduced by any taxes, fees, or other charges imposed by the government of such country on the remittance of royalty income. LICENSEE will also be responsible for all bank transfer charges.

1.2LICENSEE will make all payments under this AGREEMENT by check payable to "REGENTS of the University of California" and forward it to REGENTS at the address shown in Article 23 (Notices).

1.3If any patent or patent application, or any claim thereof, included within REGENTS' PATENT RIGHTS expires or is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has been or can be taken, all obligation to pay royalties based on such patent, patent application or claim, or any claims patentably indistinct therefrom will cease as of the date of such expiration or final decision. LICENSEE will not, however, be relieved from paying any royalties that accrued before such expiration or decision or that are based on another valid patent or claim not expired or involved in such decision.

1.4No earned royalties will be collected or paid hereunder on SALEs to, or for use by, the United States Government. LICENSEE will reduce the amount charged for such SALEs by an amount equal to the earned royalty otherwise due REGENTS as provided herein.

1.5LICENSEE may credit against royalties due to under this Article 6 the sum of (a) any royalty or other payment that LICENSEE owes to any third party pursuant to one or more licenses or other agreements that LICENSEE has determined is reasonably necessary to avoid infringing, by the making, having made, using, selling, offering for sale, or importing of a LICENSED PRODUCT, an intellectual property right of the third party; and (b) payments required by a final court order or settlement agreement resulting from a claim by a third party that the making, having made, using, selling, offering for sale, or importing of a LICENSED PRODUCT infringes an intellectual property right of the third party. LICENSEE may not reduce any single royalty payment under this Article 6 by more than [***] percent ([***]%), but may carry forward any credit under this Paragraph 6.11 until it has been completely credited.

1.6Milestone Payments. LICENSEE shall pay REGENTS the following amounts (once and only once) upon the occurrence of the following milestones, which amounts are due no more than once for all LICENSED PRODUCTS:

(a)upon dosing of the first patient of the first Phase I/II clinical trial of a LICENSED PRODUCT by LICENSEE or a SUBLICENSEE: [***] US DOLLARS ($[***]);
(b)upon dosing of the first patient of the first Phase III clinical trial of a LICENSED PRODUCT by LICENSEE or an AFFILIATE or SUBLICENSEE: [***] US DOLLARS ($[***]); and
(c)upon the first SALE of a LICENSED PRODUCT: [***] US DOLLARS ($[***]).

1.7Earned Royalty if LICENSEE or the SUBLICENSEE challenges any REGENTS’ PATENT RIGHTS:
Notwithstanding the above, should LICENSEE or the SUBLICENSEE bring an action seeking to invalidate any REGENTS’ PATENT RIGHTS,

(a)LICENSEE or the SUBLICENSEE will pay royalties to REGENTS at the rate of [***] x Y percent ([***]xY%) of the NET SALES of all LICENSED PRODUCTS SOLD during the pendency of such action. Moreover, should the outcome of such action determine that any claim of a patent challenged by LICENSEE is both valid and infringed by a LICENSED PRODUCT, LICENSEE or the SUBLICENSEE will pay royalties at the rate of [***] x Y percent [***]xY%) of the NET SALES of all LICENSED PRODUCTS SOLD, when Y is the royalty rate in 6.1,

(b)LICENSEE or the SUBLICENSEE will have no right to recoup any royalties paid before or during the period challenge,

(c)any dispute regarding the validity of any REGENTS’ PATENT RIGHTS shall be litigated in the courts located in California, and the parties agree not to challenge personal jurisdiction in that forum, and;

(d)LICENSEE or the SUBLICENSEE will provide written notice to REGENTS at least three months prior to bringing an action seeking to invalidate any REGENTS’ PATENT RIGHTS. LICENSEE or the SUBLICENSEE will include with such written notice an identification of all prior art it believes invalidates any claim of REGENTS’ PATENT RIGHTS.

7.DUE DILIGENCE

7.1LICENSEE, upon execution of this AGREEMENT, will diligently proceed with the research, development, manufacture, and SALE of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHOD, and will diligently market them in quantities sufficient to meet the market demand.

7.2In addition to its obligations under Paragraph 7.1, LICENSEE specifically commits to achieving the following objectives in its due diligence activities under this AGREEMENT:

(a)Dosing first patient in a Phase I/II Clinical Trial in [***] Years from the Effective Date.

(b)Dosing first patient in a Phase III Clinical Trial in [***] Years from the Effective Date.

(c)First Commercial Sale of LICENSED PRODUCT in [***] Years from the Effective Date.

7.3If LICENSEE is unable to meet any of its diligence obligations set forth in Paragraphs
7.1 and 7.2, subject to Article 27, then REGENTS will so notify LICENSEE of failure to perform. LICENSEE will have the right and option to extend the target date of any such due diligence obligation for a period of [***] months upon the payment of [***] US DOLLARS ($[***]) within [***] days of the date to be extended for each such extension option exercised by LICENSEE. LICENSEE may further extend the target date of any diligence obligation for an additional [***] months upon payment of an additional [***] US DOLLARS ($[***]). Additional extensions may be granted only by mutual written AGREEMENT of the parties to this AGREEMENT. These payments are in addition to the minimum royalty payments specified in Paragraph 6.5. Should LICENSEE opt not to extend the obligation or fail to meet it by the extended target date, then REGENTS will have the right and option either to terminate this AGREEMENT or to reduce LICENSEE's exclusive license to a non-exclusive royalty-bearing license. This right, if exercised by REGENTS, supersedes the rights granted in Article 3. The right to terminate this AGREEMENT or reduce LICENSEE's exclusive license granted hereunder to a non-exclusive license will be REGENTS' sole remedy for breach of Paragraph 7.1 or 7.2.

7.4At the request of either party, any controversy or claim arising out of or relating to the diligence provisions of Paragraphs 7.1 and 7.2 will be settled by arbitration conducted in San Francisco, California in accordance with the then current Licensing Agreement Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) will be binding on the parties and may be entered by either party in the court or forum having jurisdiction. In determination of due diligence, the arbitrator may determine solely the issues of fact or law with respect to termination of LICENSEE's rights under this AGREEMENT but will not have the authority to award monetary damages or grant equitable relief.

1.1To exercise either the right to terminate this AGREEMENT or to reduce the license to a non-exclusive license for lack of diligence under Paragraph 7.1 or 7.2, REGENTS will give LICENSEE written notice of the deficiency. LICENSEE thereafter has [***] days to cure the deficiency or to request arbitration. If REGENTS has not received a written request for arbitration or satisfactory tangible evidence that the deficiency has been cured by the end of the [***] - day period, then REGENTS may, at its option, either terminate the AGREEMENT or reduce LICENSEE's exclusive license to a non-exclusive license by giving written notice to LICENSEE. These notices will be subject to Article 23 (Notices).

8.PROGRESS AND ROYALTY REPORTS

8.1For the period beginning May 1, 2021 LICENSEE will submit to REGENTS an annual progress report covering LICENSEE's activities related to the development and testing of all LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD and the obtaining of necessary governmental approvals, if any, for marketing in the United States. These progress reports will be made for all development activities until the first SALE occurs in the United States.

8.2Each progress report will be a sufficiently detailed summary of activities of LICENSEE and any SUBLICENSEES so that REGENTS may evaluate and determine LICENSEE’s progress in development of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHOD, and in meeting its diligence obligations under Article 7, and will include (but not be limited to) the following: summary of work completed and in progress; current schedule of anticipated events and milestones, including diligence milestones under Paragraph 7.2; anticipated market introduction dates for the LICENSED TERRITORIES; and SUBLICENSEE’s activities during the reporting period.

8.3LICENSEE also will report to REGENTS in its immediately subsequent progress and royalty reports, the date of first SALE.

8.4After the first SALE in the LICENSED TERRITORY, LICENSEE will make quarterly royalty reports to REGENTS within [***] days after the quarters ending

March 31, June 30, September 30, and December 31, of each year. Each such royalty report will be substantially similar to APPENDIX C and include at least the following:
(a)The number of LICENSED PRODUCTS manufactured and the number SOLD;
(b)Gross revenue from SALE of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD;
(c)NET SALES pursuant to Paragraph 2.5;
(d)Total royalties due REGENTS; and
(e)Names and addresses of any new SUBLICENSEES along with a summary of the material terms of each new SUBLICENSE AGREEMENT entered into during the reporting quarter.

1.1If no SALEs have occurred during the report period, a statement to this effect is required in the royalty report for that period.

9.BOOKS AND RECORDS

9.1LICENSEE shall keep, and shall require its AFFILIATES and SUBLICENSEES to keep, accurate books and records showing all payments due REGENTS and all LICENSED PRODUCTS manufactured, used, offered for sale, imported, sold, and/or otherwise exploited under the terms of this Agreement. Books and records may encompass data maintained on LICENSEE’s accounting and enterprise resource planning systems including, but not limited to production and manufacturing data, general ledger data, and data showing territory of sale, customer name and location, invoice number and date, ship date, part number and/or description, quantity sold, gross sales, deductions taken, and net sales. Books and records shall be preserved for at least [***] years after the date of the payment to which they pertain and will be open to inspection by representatives or agents of REGENTS, no more than once during any [***] month period, at reasonable times to determine the completeness and accuracy of those payments and to assess the LICENSEE’s compliance with terms of this Agreement. As necessary and reasonable, LICENSEE shall make its personnel available to interpret documents, understand accounting methodologies employed, and to run reports from LICENSEE’s accounting and enterprise resource planning systems to permit REGENTS agents and representatives to verify the completeness and accuracy of Licensee’s payments due REGENTS. The agents or representatives of REGENTS may retain one copy of books and records supporting their findings until the matters identified during the course of the inspection are resolved. Notwithstanding any other provision of this Agreement or any confidentiality agreement between LICENSEE and agents or representatives of REGENTS, such agents and representatives shall be permitted to disclose their findings regarding the completeness and accuracy of

LICENSEE’s payments to REGENTS as well as the evidentiary bases therefore. REGENTS right to conduct an inspection shall be preserved for [***] following the later of the termination of this Agreement or the LICENSEE’s final report setting forth royalties due in connection with LICENSED PRODUCTS manufactured or in inventory at the expiration or termination of the Agreement.

The fees and expenses of representatives of REGENTS performing such an inspection will be borne by REGENTS. If, however, the payments made to REGENTS under this Agreement by the LICENSEE are found after REGENTS initiate their inspection to be less than [***] percent ([***]%) of the total payments due to REGENTS under this Agreement for any year, LICENSEE shall bear the cost of the inspection. Should an overpayment by LICENSEE be discovered after REGENTS initiate their inspection, LICENSEE shall be entitled to a credit equal to such excess payment against the payment obligations next accruing under the Agreement, provided such payments are due and payable.

LICENSEE will conduct an independent audit of SALEs and royalties at least every [***] years if annual SALEs of LICENSED PRODUCT are over ($[***]). The audit will address, at a minimum, the amount of gross SALEs by or on behalf of LICENSEE during the audit period, the amount of funds owed to REGENTS under this Agreement, and whether the amount owed has been paid to REGENTS and is reflected in the records of LICENSEE. LICENSEE will submit the auditor’s report promptly to REGENTS upon completion. LICENSEE will pay for the entire cost of the audit.

10.LIFE OF THE AGREEMENT

10.1Unless otherwise terminated by the operation of law or by acts of the parties in accordance with the terms of this AGREEMENT, this AGREEMENT will be in force from the Effective Date and will remain in effect for the life of the last-to-expire patent or last-to-be-abandoned patent application licensed under this AGREEMENT, whichever is later.

10.2Any termination of this AGREEMENT shall not affect the rights and obligations set forth in the following articles:

Article 2    Definitions
Article 4    Sublicenses
Article 9    Books and Records Article 10    Life of the Agreement
Article 13    Disposition of Licensed Products Upon Termination Article 16    Use of Names and Trademarks
Article 17    Limited Warranties

Article 19    Indemnification
Article 23    Notices Article 24    Late Payments Article 26    Confidentiality
Article 29    Applicable Law; Venue; Attorney’s Fees

1.1Any termination of this AGREEMENT will not relieve LICENSEE of its obligation to pay any monies due or owing at the time of such termination and will not relieve any obligations, of either party to the other party, established prior to termination.

11.TERMINATION BY REGENTS

11.1If LICENSEE should violate or fail to perform any material term of this AGREEMENT, then REGENTS may give written notice of such default ("NOTICE OF DEFAULT") to LICENSEE. If LICENSEE should fail to repair (or progress thereto) such default within [***] days of the effective date of such notice, REGENTS will have the right to terminate this AGREEMENT and the licenses herein by a second written notice ("Notice of Termination") to LICENSEE. If a Notice of Termination is sent to LICENSEE, this AGREEMENT will automatically terminate on the effective date of such notice. Such termination will not relieve LICENSEE of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued rights of REGENTS. These notices will be subject to Article 23 (Notices).

12.TERMINATION BY LICENSEE

12.1LICENSEE will have the right at any time to terminate this AGREEMENT in whole or as to any portion of REGENTS' PATENT RIGHTS by giving notice in writing to REGENTS. Such notice of termination will be subject to Article 23 (Notices) and termination of this AGREEMENT will be effective [***] days after the effective date of such notice.

12.2Any termination pursuant to Paragraph 12.1 will not relieve LICENSEE of any obligation or liability accrued hereunder prior to such termination or rescind anything done by LICENSEE or any payments made to REGENTS hereunder prior to the time such termination becomes effective, and such termination will not affect in any manner any rights of REGENTS arising under this AGREEMENT prior to such termination.

13.DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION

13.1Upon termination of this AGREEMENT, for a period of [***] after the date of termination LICENSEE may complete and SELL any partially made LICENSED PRODUCTS and continue to render any previously commenced LICENSED SERVICES, and continue the practice of LICENSED METHOD only to the extent necessary to do so; provided, however, that all such SALEs will be subject to the terms of this AGREEMENT including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon.

14.PATENT PROSECUTION AND MAINTENANCE

14.1REGENTS will diligently prosecute and maintain the United States and foreign patent applications and patents under REGENTS' PATENT RIGHTS, subject to LICENSEE’S reimbursement REGENTS’ out of pocket costs under Paragraph 14.3 below, and all patent applications and patents under REGENTS’ PATENT RIGHTS will be held in the name of REGENTS. REGENTS will have sole responsibility for retaining patent counsel, but continued use of such counsel at any point in the patent prosecution process subsequent to initial filing of a U.S. patent application covering the INVENTION shall be subject to the approval of LICENSEE. If LICENSEE rejects three of REGENTS’ choice of prosecution counsel, then REGENTS may select new prosecution counsel without LICENSEE’s consent. REGENTS shall promptly provide LICENSEE with copies of all relevant documentation so that LICENSEE may be currently informed and apprised of the continuing prosecution and LICENSEE agrees to keep this documentation confidential in accordance with Article 26. LICENSEE may comment upon such documentation, provided, however, that if LICENSEE has not commented upon such documentation in reasonable time for REGENTS to sufficiently consider LICENSEE’s comments prior to the deadline for filing a response with the relevant government patent office, REGENTS will be free to respond appropriately without consideration of LICENSEE's comments. LICENSEE and LICENSEE's patent counsel will have the right to consult with patent counsel chosen by REGENTS.

14.2REGENTS will use reasonable efforts to prepare or amend any patent application to include claims reasonably requested by LICENSEE to protect the LICENSED PRODUCTS contemplated to be SOLD or to be practiced under this AGREEMENT.

14.3Subject to Paragraphs 14.4 all costs, initiating on the Effective Date and thereafter, for preparing, filing, prosecuting, and maintaining all United States and foreign patent applications, and patents under REGENTS’ PATENT RIGHTS will be borne by LICENSEE, so long as the licenses granted to LICENSEE herein are exclusive.

Payments are due within [***] days after receipt of invoice from REGENTS. If, however, REGENTS reduces the exclusive licenses granted herein to non-exclusive licenses pursuant to Paragraphs 7.3, 7.4, or 7.5 and REGENTS grants additional license(s), the costs of preparing, filing, prosecuting and maintaining such patent applications and patents will be divided equally among the licensed parties from the effective date of each subsequently granted license AGREEMENT.

1.1LICENSEE's obligation to underwrite and to pay all domestic and foreign patent filing, prosecution, and maintenance costs will continue for so long as this AGREEMENT remains in effect, provided, however, that LICENSEE may terminate its obligations with respect to any given patent application or patent in any or all designated countries upon [***] months’ written notice to REGENTS. REGENTS will use its best efforts to curtail patent costs when such a notice is received from LICENSEE. REGENTS may continue prosecution and/or maintenance of such applications or patents at its sole discretion and expense; provided, however, that LICENSEE will have no further right or licenses thereunder.

15.MARKING

15.1Prior to the issuance of patents under REGENTS' PATENT RIGHTS, LICENSEE agrees to mark LICENSED PRODUCT(S) (or their containers or labels) made, had made, SOLD, licensed or otherwise disposed of by it in the United States under the license granted in this AGREEMENT with the words "Patent Pending," and following the issuance in the United States of one or more patents under REGENTS' PATENT RIGHTS, with the numbers of REGENTS' PATENT RIGHTS. All LICENSED PRODUCTS shipped to, manufactured, or SOLD in other countries will be marked in such manner as to conform with the patent laws and practice of such countries.

16.USE OF NAMES AND TRADEMARKS

16.1Nothing contained in this AGREEMENT will be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of either party hereto by the other (including any contraction, abbreviation, or simulation of any of the foregoing). Unless required by law or consented to in writing by REGENTS, the use by LICENSEE of the name "REGENTS of the University of California" or the name of any University of California campus in advertising, publicity or other promotional activities is expressly prohibited.

17.LIMITED WARRANTIES

1.1REGENTS warrants that it has the lawful right to grant the license set forth in this Agreement. Except as expressly set forth in this Agreement, this license and the associated INVENTION are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED. Except as expressly set forth in this Agreement, REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE INVENTION, REGENTS’ PATENT RIGHTS, LICENSED PRODUCTS, LICENSED SERVICES OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

1.2REGENTS WILL NOT BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY, AND BREACH OF WARRANTY) EVEN IF REGENTS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. REGENTS WILL NOT BE LIABLE FOR ANY DIRECT DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES OR AFFILIATES ARISING OUT OF OR RELATED TO PATENT RIGHTS TO THE EXTENT ASSIGNED OR LICENSED BY REGENTS’ INVENTORS TO THIRD PARTIES.

1.3Nothing in this AGREEMENT is or will be construed as:
(a)A warranty or representation by REGENTS as to the validity, enforceability or scope of any REGENTS' PATENT RIGHTS; or
(b)A warranty or representation that anything made, used, or SOLD under any license granted in this AGREEMENT is or will be free from infringement of patents of third parties; or
(c)An obligation to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 18; or
(d)Conferring by implication, estoppel, or otherwise any license or rights under any patents of REGENTS other than REGENTS' PATENT RIGHTS as defined herein, regardless of whether such patents are dominant or subordinate to REGENTS’ PATENT RIGHTS; or
(e)An obligation to furnish any know-how not provided in the patents and patent applications under REGENTS' PATENT RIGHTS.

18.PATENT INFRINGEMENT

18.1If either party learns of infringement of potential commercial significance of any of the REGENTS’ PATENT RIGHTS, it will provide the other with (i) written notice of such infringement and (ii) any evidence of such infringement available to it (the "Infringement Notice"). Neither party will put an alleged infringer on notice of the existence of any of the REGENTS’ PATENT RIGHTS without first obtaining consent of the other (not to be unreasonably withheld, conditioned or delayed). Both REGENTS and the LICENSEE will use their diligent efforts to terminate such infringement without litigation.

18.2If the matter described in the Infringement Notice is not resolved within [***] days of receipt of the Infringement Notice, then LICENSEE may institute suit for patent infringement. LICENSEE may not join REGENTS as a party in such suit without REGENTS’ prior written consent (not to be unreasonably withheld, conditioned or delayed) and which consent will be granted it REGENTS’ joining as a party is required in order for LICENSEE to bring or pursue such suit. If REGENTS joins such suit at LICENSEE’S request, LICENSEE will pay all out-of-pocket costs incurred by REGENTS arising out of such suit.

18.3If, within a [***] days of receipt of the Infringement Notice, the matter described in the Infringement Notice has not been resolved and LICENSEE has not filed suit against the infringer, then REGENTS may institute suit for patent infringement against the infringer. If REGENTS institutes such suit, then LICENSEE may not join such suit without REGENTS’ consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of REGENTS’ suit or any judgment rendered in that suit.

18.4Notwithstanding anything to the contrary in this Agreement, in the event that either party receives written notice of infringement under the Drug Price Competition and Patent Term Restoration Act of 1984 (and/or foreign counterparts of this Law) (“The Act”), then the party in receipt of such notice under the Act shall promptly provide the Infringement Notice to the other party. If under the Act the Licensee will lose the right to pursue legal remedies for infringement by not filing suit, the notification period and the time period to file suit under Paragraph 18.2 will be accelerated to within [***] days from receipt of the Infringement Notice to either party.

18.5Any recovery or settlement received in connection with any suit will first be shared by REGENTS and LICENSEE equally to cover any litigation costs each incurred and next shall be paid to REGENTS or LICENSEE to cover any litigation costs it incurred in excess of the litigation costs of the other. In any suit initiated by LICENSEE, any recovery in excess of litigation costs will belong [***] percent ([***]%) to

LICENSEE, provided that such excess funds shall be subject to the then-applicable royalty rate paid by LICENSEE to REGENTS under this Agreement. In any suit initiated by REGENTS, any recovery in excess of litigation costs will belong [***] percent ([***]%) to REGENTS. REGENTS and LICENSEE agree to be bound by all determinations of patent infringement, validity and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Article 18 (Patent Infringement).

1.1Any agreement made by the Licensee for purposes of settling litigation or other dispute shall comply with the requirements of Article 4 (Sublicenses) of this Agreement.

19.INDEMNIFICATION

19.1LICENSEE will, and will require its SUBLICENSEES to, indemnify, hold harmless, and defend REGENTS and its officers, employees, and agents; sponsor(s) of the research that led to the INVENTION; and the inventors of any patents and patent applications under REGENTS' PATENT RIGHTS and their employers against any and all third party claims and suits, including any resulting losses, damages, costs, fees, and expenses, to the extent resulting from or arising out of exercise of this license or any sublicense. This indemnification will include, but not be limited to, any product liability. Notwithstanding anything contained herein to the contrary, LICENSEE shall not have any obligations under this Article 19 to the extent any claim or suit arises from REGENTS’ breach of this Agreement or the negligence or willful misconduct on the part of REGENTS or any of the indemnified parties.

19.2LICENSEE, at its sole cost and expense, will insure its activities in connection with any work performed hereunder and will obtain, keep in force, and maintain the following insurance:

(a)Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

Each Occurrence    $[***]
Products/Completed Operations Aggregate    $[***]
Personal and Advertising Injury    $[***]
General Aggregate    $[***]

If the above insurance is written on a claims-made form, it shall continue for [***] years following termination or expiration of this AGREEMENT. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this AGREEMENT; and

(b)Worker's Compensation as legally required in the jurisdiction in which LICENSEE is doing business.

1.1The coverage and limits referred to in Subparagraphs 19.2a and 19.2b above will not in any way limit the liability of LICENSEE under this Article. Within [***] days of the execution of this AGREEMENT, LICENSEE will furnish REGENTS with certificates of insurance evidencing compliance with all requirements. Such certificates will:

(a)provide for [***] days' ([***] days for non-payment of premium) advance written notice to REGENTS of any cancellation of insurance coverages; LICENSEE will promptly notify REGENTS of any material modification of the insurance coverages;

(b)    indicate that REGENTS has been endorsed as an additional insured under the coverage described above in Subparagraph l9.2; and

(c)include a provision that the coverage will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by REGENTS.

1.2LICENSEE’s obligations under this Article 19 are conditioned upon REGENTS (a) promptly notifying LICENSEE in writing of any claim or suit brought against REGENTS for which REGENTS intends to invoke the provisions of this Article 19;
(b) giving LICENSEE sole control over the defense thereof and any related settlement negotiations; and (c) cooperating and, at LICENSEE’s request and expense, assisting in such defense. Notwithstanding the foregoing, REGENTS may participate at its own expense in the defense and any settlement discussions, and will have the right to approve any settlement agreement that involves an admission of fault by REGENTS or imposes non-monetary obligations on REGENTS; provided, however, that such approval will not be unreasonably withheld. LICENSEE will keep REGENTS informed of its defense of any claims pursuant to this Article 19.

20.COMPLIANCE WITH LAWS

20.1LICENSEE will comply with all applicable international, national, state, regional, and local laws and regulations in performing its obligations hereunder and in its use, manufacture, SALE or import of the LICENSED PRODUCTS, LICENSED SERVICES, or practice of the LICENSED METHOD. LICENSEE understands that REGENTS is subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and REGENTS' obligations under this AGREEMENT are contingent on compliance with such laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE will not export such technical data and/or commodities to certain foreign countries without prior approval of such agency. REGENTS neither represents that a license will not be required nor that, if required, it will be issued.

21.GOVERNMENT APPROVAL OR REGISTRATION

21.1LICENSEE shall have sole right and responsibility, at LICENSEE’s sole expense, for the preparation, submission and maintenance of regulatory materials and for seeking regulatory approval for LICENSED PRODUCTS in the LICENSED FIELD OF USE in the LICENSED TERRITORY.

21.2If this AGREEMENT or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE will assume all legal obligations to do so. LICENSEE will notify REGENTS if it becomes aware that this AGREEMENT is subject to a United States or foreign government reporting or approval requirement. LICENSEE will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

22.ASSIGNMENT

22.1This AGREEMENT is binding upon and shall inure to the benefit of REGENTS, its successors and assigns. This AGREEMENT will be personal to LICENSEE and assignable by LICENSEE only with the written consent of REGENTS, except that LICENSEE may freely assign this AGREEMENT to its AFFILIATE or an acquirer of all or substantially all of LICENSEE's stock, assets or business to which this AGREEMENT relates. If LICENSEE assigns this AGREEMENT to a non- AFFILIATE third party, then upon execution of the assignment, LICENSEE (i) will provide REGENTS with the updated contact information, and (ii) LICENSEE or the applicable assignee pay REGENTS [***] US DOLLARS ($[***]) within [***] days of the execution of the assignment.

23.NOTICES

23.1All notices under this AGREEMENT will be deemed to have been fully given and effective when done in writing and delivered in person, or mailed by registered or certified U.S. mail, or deposited with a carrier service requiring signature by recipient, and addressed as follows:

To REGENTS:    Office of Technology Licensing
2150 Shattuck Avenue, Suite 510
Berkeley, CA 94720-1366
Attn.: Director (UC Case No.: 2009-005)

Remittance address for royalties and fee payment, as well as legal reimbursements associated with this license AGREEMENT are to be sent to:

University of California Knowledge Transfer Office Attn: Accounts Receivable 1111 Franklin Street, 5th Floor
Oakland, CA 94607 For Electronic Funds Transfer:
[***]

Please reference the UC Berkeley case number and AGREEMENT control number with your payment.

To LICENSEE:    Yellowbrick Bio, LLC
Attn.: Brian M Strem, PhD – CEO 341 N Sierra Ave
Solana Beach, CA 92075

Either party may change its address upon written notice to the other party.

Without limiting the foreoing, applicable LICENSEE contact information (not for official notices) for the administration of this Agreement is attached hereto as APPENDIX D.

24.LATE PAYMENTS

24.1If monies owed to REGENTS under this AGREEMENT are not received by REGENTS when due, LICENSEE will pay to REGENTS interest charges at a rate of [***] percent ([***]%) per annum. Such interest will be calculated from the date payment was due until actually received by REGENTS. Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of REGENTS related to such late payment. Acceptance of any late payment will not constitute a waiver under Article 25 (Waiver) of this AGREEMENT.

25.WAIVER

25.1The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this AGREEMENT will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms and conditions of this AGREEMENT can be waived except by the written consent of the party waiving compliance.

26.CONFIDENTIALITY

26.1Each party will hold the other party's proprietary business and technical information, patent prosecution material and other proprietary information, including the negotiated terms of this AGREEMENT, in confidence and against disclosure to third parties with at least the same degree of care as it exercises to protect its own data and license AGREEMENTs of a similar nature. This obligation will expire [***] ([***]) years after the termination or expiration of this AGREEMENT.

26.2Nothing contained herein will in any way restrict or impair the right of LICENSEE or REGENTS to use, disclose, or otherwise deal with any information or data which:
(a)at the time of disclosure to a receiving party is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the receiving party;
(b)the receiving party can show by written record was in its possession prior to the time of disclosure to it hereunder and was not acquired directly or indirectly from the disclosing party;
(c)is independently made available to the receiving party without restrictions as a matter of right by a third party; or

(d)is subject to disclosure under the California Public Records Act or other requirements of law.

1.1REGENTS will be free to release to the inventors and senior administrators employed by REGENTS the terms and conditions of this AGREEMENT upon their request. If such release is made, REGENTS will inform such employees of the confidentiality obligations set forth above and will request that they do not disclose such terms and conditions to others. Should a third party inquire whether a license to REGENTS' PATENT RIGHTS is available, REGENTS may disclose the existence of this AGREEMENT and the extent of the grant in Articles 3 and 4 to such third party, but will not disclose the name of LICENSEE unless LICENSEE has already made such disclosure publicly, except where REGENTS is required to release information under either the California Public Records Act or other applicable law, provided REGENTS gives prior written notice to LICENSEE of such disclosure.

1.2LICENSEE and REGENTS agree to destroy or return to the disclosing party proprietary information received from the other in its possession within [***] days following the effective date of termination of this AGREEMENT. However, each party may retain one copy of proprietary information of the other solely for archival purposes in non-working files for the sole purpose of verifying the ownership of the proprietary information, provided such proprietary information will be subject to the confidentiality provisions set forth in Paragraph 26.1. LICENSEE and REGENTS agree to provide each other, within [***] days following termination of this AGREEMENT, with a written notice that proprietary information has been returned or destroyed.

27.FORCE MAJEURE

27.1Except for LICENSEE’s obligation to make any payments to REGENTS hereunder, the parties to this AGREEMENT shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable CONTROL, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties' respective obligations hereunder will resume.

28.SEVERABILITY

28.1The provisions of this AGREEMENT are severable, and in the event that any provision of this AGREEMENT will be determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

29.APPLICABLE LAW; VENUE; ATTORNEYS’ FEES

29.1THIS AGREEMENT WILL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA,
excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application under REGENTS’ PATENT RIGHTS will be determined by the applicable law of the country of such patent or patent application. Any legal action brought by the parties relating to this AGREEMENT will be conducted in San Francisco, California. The prevailing party in any legal action under this AGREEMENT will be entitled to recover its reasonable attorneys’ fees in addition to its costs and necessary disbursements.

30.SCOPE OF AGREEMENT

30.1This AGREEMENT incorporates the entire AGREEMENT between the parties with respect to the subject matter hereof, and this AGREEMENT may be altered or modified only by written amendment duly executed by the parties hereto.

31.ELECTRONIC COPY

31.1The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT in duplicate originals by their duly authorized officers or representatives.

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REGENTS OF THE
UNIVERSITY OF CALIFORNIA

By     /s/ Javed Afzal
Title Associate Director
Date April 23, 2020

YELLOWBRICK BIO, LLC.

By /s/ Brian M Strem
Title Member
Date April 10, 2020

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